EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Micromuse Inc.:

We consent to the use our reports dated December 14, 2005, with respect to the consolidated financial statements and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

San Francisco, California

December 22, 2005